EXXON MOBIL CORPORATION					EXHIBIT 99.2

2Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings, $M		2Q15	1Q15	4Q14	3Q14	2Q14
Upstream
United States		(47)	(52)	1,503	1,257	1,193
Non-U.S.		2,078	2,907	3,965	5,159	6,688
Total		2,031	2,855	5,468	6,416	7,881
Downstream
United States		412	567	(1)	460	536
Non-U.S.		1,094	1,100	498	564	175
Total		1,506	1,667	497	1,024	711
Chemical
United States		735	605	832	765	528
Non-U.S.		511	377	395	435	313
Total		1,246	982	1,227	1,200	841

Corporate and financing		(593)	(564)	(622)	(570)	(653)
Net income attributable to ExxonMobil (U.S. GAAP)		4,190	4,940	6,570	8,070	8,780

Earnings per common share (U.S. GAAP)		1.00	1.17	1.56	1.89	2.05
Earnings per common share
- assuming dilution (U.S. GAAP)		1.00	1.17	1.56	1.89	2.05

Capital and Exploration Expenditures, $M
Upstream
United States		2,095	2,120	2,350	2,261	2,698
Non-U.S.		4,651	4,297	6,295	6,163	5,696
Total		6,746	6,417	8,645	8,424	8,394
Downstream
United States		266	295	422	364	296
Non-U.S.		361	326	610	416	386
Total		627	621	1,032	780	682
Chemical
United States		570	430	449	342	502
Non-U.S.		258	224	322	284	212
Total		828	654	771	626	714
Other		60	12	16	7	10

Total Capital and Exploration Expenditures		8,261	7,704	10,464	9,837	9,800

Exploration Expense Charged to Income, $M
Consolidated	- United States	40	37	52	39	104
	- Non-U.S.	329	274	484	279	389
Non-consolidated - ExxonMobil share	- United States	-	3	7	3	50
	- Non-U.S.	23	8	49	107	63
Exploration Expenses Charged to Income Included Above		392	322	592	428	606

Effective Income Tax Rate, %		45%	33%	32%	43%	41%

Common Shares Outstanding, millions
At quarter end		4,169	4,181	4,201	4,235	4,265
Average - assuming dilution		4,200	4,211	4,235	4,267	4,297

Total Cash and Cash Equivalents, $G1		4.4	5.2	4.7	5.0	6.3

Total Debt, $G		33.8	32.8	29.1	21.8	21.8

Cash Flow from Operations and Asset Sales, $G
Net cash provided by operating activities		8.8	8.0	7.5	12.4	10.2
Proceeds associated with asset sales		0.6	0.5	0.2	0.1	2.6
Cash flow from operations and asset sales		9.4	8.5	7.7	12.5	12.8

[1] Includes restricted cash of $0.1G in 2Q15, $0.1G in 1Q15, $0.1G in 4Q14, $0.1G in 3Q14, and $0.2G in 2Q14.

EXXON MOBIL CORPORATION

2Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	2Q15	1Q15	4Q14	3Q14	2Q14
liquids, bitumen and synthetic oil, kbd
United States	468	472	473	442	458
Canada / South America	364	368	312	295	282
Europe	199	200	190	174	178
Africa	522	519	519	483	473
Asia	685	678	631	601	597
Australia / Oceania	53	40	57	70	60
Total liquids production	2,291	2,277	2,182	2,065	2,048

Natural gas production available for sale, mcfd
United States	3,153	3,220	3,371	3,411	3,421
Canada / South America	262	310	320	272	316
Europe	1,718	3,447	3,191	2,192	2,426
Africa	8	2	2	1	6
Asia	4,265	4,282	3,786	4,027	4,070
Australia / Oceania	722	567	564	692	511
Total natural gas production available for sale	10,128	11,828	11,234	10,595	10,750

Total worldwide liquids and gas production, koebd	3,979	4,248	4,054	3,831	3,840

Refinery throughput, kbd
United States	1,702	1,807	1,876	1,835	1,711
Canada	373	393	373	409	418
Europe	1,524	1,473	1,438	1,499	1,445
Asia Pacific	539	681	470	655	686
Other Non-U.S.	192	192	192	193	194
Total refinery throughput	4,330	4,546	4,349	4,591	4,454

Petroleum product sales, kbd
United States	2,548	2,612	2,666	2,697	2,651
Canada	486	492	489	514	494
Europe	1,555	1,536	1,597	1,585	1,525
Asia Pacific	695	748	644	746	733
Other Non-U.S.	453	426	449	457	438
Total petroleum product sales	5,737	5,814	5,845	5,999	5,841

Gasolines, naphthas	2,376	2,363	2,486	2,482	2,436
Heating oils, kerosene, diesel	1,874	1,994	1,926	1,968	1,887
Aviation fuels	404	410	405	445	412
Heavy fuels	377	395	371	389	379
Specialty products	706	652	657	715	727
Total petroleum product sales	5,737	5,814	5,845	5,999	5,841

Chemical prime product sales, kt
United States	2,401	2,321	2,409	2,376	2,351
Non-U.S.	3,677	3,748	3,310	3,873	3,788
Total chemical prime product sales	6,078	6,069	5,719	6,249	6,139

EXXON MOBIL CORPORATION

2Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	2Q15 vs. 2Q14	2Q15 vs. 1Q15
Upstream
Prior Period	7,881	2,855
Realization	-4,530	600
Volume / Mix	330	-420
Other	-1,650	-1,000
Current Period	2,031	2,031
Downstream
Prior Period	711	1,667
Margin	1,100	140
Volume / Mix	-80	-160
Other	-230	-140
Current Period	1,506	1,506
Chemical
Prior Period	841	982
Margin	340	-10
Volume / Mix	20	40
Other	50	230
Current Period	1,246	1,246

Upstream Volume Factor Analysis, koebd
Prior Period	3,840	4,248
Entitlements - Net Interest	-10	1
Entitlements - Price / Spend / Other	171	-35
Quotas	-	-
Divestments	-29	-6
Growth / Other	7	-229
Current Period	3,979	3,979

Sources and Uses of Funds, $G	2Q15
Beginning Cash	5.2
Earnings	4.2
Depreciation	4.5
Working Capital / Other	0.1
Proceeds Associated with Asset Sales	0.6
PP&E Adds / Investments and Advances	-7.1
Shareholder Distributions	-4.1
Debt / Other Financing	1.0
Ending Cash	4.4

Notes:
The 2Q15 beginning and ending balances include restricted cash of $0.1G and $0.1G, respectively.
PP&E Adds / Investments and Advances includes PP&E adds of ($7.1G) and net advances of $0.0G.

EXXON MOBIL CORPORATION

2Q15 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Average Realization Data	2Q15	1Q15	4Q14	3Q14	2Q14
United States
ExxonMobil
Crude ($/b)	54.06	42.20	63.30	89.60	98.55
Natural Gas ($/kcf)	2.31	2.53	3.72	3.93	4.46

Benchmarks
WTI ($/b)	57.84	48.56	73.41	97.48	103.05
ANS-WC ($/b)	62.65	51.95	74.49	101.38	108.05
Henry Hub ($/mbtu)	2.65	2.99	4.04	4.07	4.68

Non-U.S.
ExxonMobil
Crude ($/b)	57.63	47.30	69.49	96.76	103.72
Natural Gas ($/kcf)	6.49	7.53	9.09	8.47	9.00
European NG ($/kcf)	7.06	7.43	8.61	7.64	8.71

Benchmarks
Brent ($/b)	61.92	53.97	76.27	101.85	109.63

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the second quarter of 2015.  Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.